Exhibit 4.1

		Issue To:		No. Original Cert.:
No. Original Shares:
		Certificate No.:	1		Rec’d. Cert.:	1
For:	Shares	From Whom		No. Shs. Transferred:	For:	Shares
Dated:	April 1, 2021	Transferred:	Original Issue	Re-Issued Cert. No.:	Dated:	April 1, 2021

Incorporated Under the Laws of The State of Maryland	- _______ -

THESE SHARES ARE SUBJECT TO RESTRICTIONS. SEE REVERSE.

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

This Certifies that___________________ .____is the owner of _________ (___) fully paid and non-assessable shares of Common Stock, par value $0.01 per share, of Chicago Atlantic Real Estate Finance, Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officer.

Dated: April 1, 2021

/s/ Andreas Bodmeier
Andreas Bodmeier, President

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

[ ___ ]

Common Stock

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April 1, 2021